EXHIBIT 10.14

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS EITHER (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND LAWS RELATING THERETO OR (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

                    Convertible Subordinated Promissory Note

$3,287,234                                                          June 1, 1999

      UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation (hereinafter called the "Corporation"), for value received, hereby promises to pay to Baylor Health Services, a Texas non-profit corporation, the principal sum of Three Million Two Hundred Eighty Seven Thousand Two Hundred Thirty Four Dollars ($3,287,234) on June 1, 2007 (subject to applicable restrictions set forth in Section 12 hereof), and to pay interest (computed on the basis of a 365-day year) from the date hereof on the unpaid principal amount hereof at the rate of 5.07% per annum, payable quarterly in arrears on the first day of January, April, July and October of each year (each said day being an "Interest Payment Date"), commencing on July 1, 1999 and until the date the outstanding principal amount hereof shall have become due and payable in full, whether at maturity or by acceleration or otherwise. If the principal amount hereof shall not be paid when the same shall have become due and payable in full, whether at maturity or by acceleration or otherwise, then such overdue principal amount and (to the extent permitted by applicable law) any overdue interest shall thereupon bear interest until paid in full at a floating rate per annum equal to the lesser of (a) 2% plus the "prime rate" from time to time published in the Wall Street Journal or (b) the maximum rate permitted under applicable law, as and when amended from time to time.

      All payments of principal and interest on this Convertible Subordinated Promissory Note ("Note") shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and

                                        1
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private debts, and shall be made at the offices of the person deemed the holder hereof in accordance with Section 4 below.

      1. CONVERSION OF THE NOTE.

      (a) The holder of this Note shall have the right, at such holder's option, at any time to convert, subject to the terms and provisions of this Section 1, the principal of this Note or any portion hereof into shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation at a price of $3.50 per share or, in case of an adjustment of such price has taken place pursuant to the provisions of paragraph (d) below, then at the price as last adjusted (referred to herein as the "Conversion Price") , upon surrender of the Note to the Corporation at any time during normal business hours together with written notice (hereinafter referred to as the "Conversion Notice") that the holder elects to convert this Note into such Common Stock in accordance with the provisions of this Section 1, and specifying the name or names in which the shares of stock issuable upon conversion shall be registered, together with the addresses of the persons so named, and, if any such name is different from the holder's name, shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation duly executed by the registered holder and the documents described in Section 2. Upon surrender of any Note which is to be converted in part only, the Corporation shall execute and deliver to the holder thereof, at the expense of the Corporation, a new Note in principal amount equal to the unconverted portion of the Note so surrendered.

      (b) As promptly as practicable after the surrender, as herein provided, of this Note for conversion and the receipt of the Conversion Notice relating thereto, the Corporation shall deliver to or upon the written order of the holder of the Note so surrendered certificates representing the number of fully paid and non-assessable shares of Common Stock of the Corporation into which this Note may be converted in accordance with the provisions of this Section 1 and a new Note for any unconverted portion of the principal amount. Such conversion shall be deemed to have been made at the close of business on the date that such Note shall have been surrendered for conversion together with the Conversion Notice, so that the rights of the holder of the portion of this Note that is so converted shall cease at such time (with respect to such converted portion) and the person or persons entitled to receive the shares of Common Stock upon conversion of such Note shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time.

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
      (c) Except as provided in paragraph (d) below, no adjustments in respect of dividends shall be made upon the conversion of any Note.

      (d) The Conversion Price shall be adjusted as follows:

            (i) In case the Corporation shall at any time (A) make a subdivision of shares of Common Stock outstanding or (B) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock. In any such case the Conversion Price in effect immediately prior to such action shall be proportionately decreased, and in case the Corporation shall at any time combine the shares of Common Stock outstanding, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. An adjustment made pursuant to this clause (i) of paragraph (d) shall, in the case of a subdivision or combination, become effective retroactively on the effective date thereof and shall, in the case of such a dividend or distribution, become effective retroactively immediately on the record date for the determination of stockholders entitled thereto.

            (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock, or to all holders of the Corporation's Common Stock, par value $.01 per share (the "Conversion Common"), evidences of its indebtedness, shares of any class of capital stock (other than Common Stock), cash or assets (including securities, but excluding (A) any rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock or other securities at a price per share less than the fair market value thereof at the time such rights or warrants are issued, (B) any dividend or distribution paid exclusively in cash out of the retained earnings of the Corporation and (C) any dividend or distribution referred to in clause (i) above). In any such case the Conversion price shall be reduced by multiplying the Conversion price in effect immediately prior to the effectiveness of such distribution by a fraction, (x) the numerator of which shall be the current fair market price per share of the Common Stock on such date less the fair market value of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed that is directly or indirectly applicable to one share of Common Stock, and (y) the denominator of which shall be the current fair market price per share on such date. Any reduction in the Conversion price pursuant to this clause (ii) shall become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

            (iii) In case the Corporation shall issue capital stock at a net price per share or unit less than the fair market value per share of such capital stock or unit on the date the Corporation fixes the offering price of such additional shares or units. In any such case the Conversion Price shall be reduced immediately thereafter so that it shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional capital stock or units plus the number of shares of Common Stock that would be purchased (at the then current fair market value per share of the Common Stock) with the aggregate sales price of the shares of additional capital stock or units so issued, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares or units plus the number of shares of Common Stock that would be purchased (at the then current fair market value per share of the Common Stock) with the aggregate sales price that would have been received by the Corporation for such shares of additional shares of capital stock or units if they had been offered and sold at their fair market value. Such adjustment shall be made successively whenever such an issuance is made. For purposes of this clause (iii) the number of shares of stock at any time outstanding shall not include shares held in the treasury of the Corporation, but shall include shares issuable in respect of script certificates issued in lieu of fractions of shares of Common Stock. This clause
(iii) shall not apply to (A) Common Stock issued under bona fide benefit plans adopted by the Board of Directors for the benefit of the Corporation's directors, employees, consultants and advisors and, to the extent required by law, approved by the holders of Common Stock, (B) issuances of shares of stock upon the exercise of rights or options or the conversion of convertible securities where the exercise price of such rights or options or the conversion price of such convertible securities was at or above the fair market price per share of such securities at the time such rights, options or convertible securities were initially issued, (C) issuances of equity securities (including options for and securities convertible into equity securities) at a price committed to (whether such commitment is legally binding or not) in connection with a proposed transaction where the price so committed to was at or above the fair market price of such securities at the time of such commitment and the securities are actually issued within six months after the date of such commitment.

            Until such time as the Common Stock is publicly traded, the fair market price of the Corporation's securities, and all other determinations of fair market value required by this paragraph (d), shall be as determined by the Board of Directors of the Corporation in good faith, which determination shall be described in a resolution of the Board of Directors.

            (e) Whenever the Conversion Price is adjusted, pursuant to paragraph
(d) above, the Corporation shall promptly cause a notice to be given to the holder of this Note at its address appearing on the Note registry books, which notice will state the adjusted Conversion Price, the number of shares of Common Stock or other securities, cash or property issuable upon conversion of this Note resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            (f) No fractional shares or script representing fractional shares shall be issued upon the conversion of this Note and, if the conversion of the Note results in a fraction, in lieu of any such fractional share the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

            (g) In case of any reorganization, reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Notes (including any conversion of Common Stock into the Conversion Common pursuant to the Corporation's Certificate of Incorporation) or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock) or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, then prior to and as a condition to any such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such Note might have been converted immediately prior to such reorganization, reclassification, change, consolidation, merger, sale or conveyance and in any such case appropriate provision shall be made with respect to the rights and interest of the holder of this Note to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any such shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of Common Stock of the surviving corporation are issuable to holders of Common Stock outstanding immediately prior to such merger or consolidation, the Conversion Price shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and sent to the holder of this Note, the obligation to deliver to such holder shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision of this Note to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder. The provisions of this paragraph (g) shall apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

            (h) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Corporation covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued, fully paid and non-assessable.

            (i) The issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge to the converting holder for any tax in respect of the issuance of such certificates; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Note converted.

            (j) In the event that this Note is assigned, the provisions of this
Section 1 shall terminate and be of no further force or effect, but the termination of this Section 1 shall not affect the other obligations of the Corporation under this Note; provided, however that this paragraph (j) shall not apply to an assignment to Baylor Health Care System Foundation or to any party to which the initial holder is entitled to assign its membership interest in Texas Health Ventures Group L.L.C. pursuant to the terms of said entity's Second Amended and Restated Regulations, dated as of June 1, 1999 (as hereinafter amended).

            (k) The Corporation will at no time close its transfer books against the transfer of any Common Stock or any other securities issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note.

            (l) So long as this Note is outstanding, the Corporation shall give to the holder of this Note written notice at least 15 days prior to the proposed record or effective date of (i) any dividend to be paid with respect to any of the Corporation's shares of capital stock, (ii) any proposed initial public offering (as described in paragraph (a) in Section 5 below), and (iii) any consolidation, merger, sale of assets or similar transaction by the Corporation with or in to another entity (other than such a transaction in which the stockholders of the Corporation immediately prior to such transaction own in excess of 50% of the voting capital stock of the Corporation outstanding immediately after the effective date of such transaction in the same proportions in which such shares were held immediately prior to such transaction).

      2. TRANSFER, ETC. OF NOTES. The Corporation shall keep at its office or agency maintained as provided in paragraph (a) of Section 6 a register in which the Corporation shall provide for the registration of this Note and for the registration of transfer and exchange of this Note. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Corporation maintained as provided in paragraph (a) of Section 6 and, without expense to such holder (except for transfer taxes, if any, imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request (which denominations shall be $100,000 or an integral multiple thereof, except for any balance which may be less than $100,000), dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. This Note, when presented or surrendered for registration of transfer or exchange, shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Corporation, duly executed by the holder of such Note or his attorney duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

      3. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from the holder hereof reasonably satisfactory to the Corporation or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Corporation will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

      4. PERSONS DEEMED OWNERS; HOLDERS. The Corporation may deem and treat the person or entity in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue. With respect to any Note at any time outstanding, the term "holder" as used herein shall be deemed to mean the person or entity in whose name such Note is registered as aforesaid at such time.

      5. PREPAYMENTS. The Corporation may prepay this Note as follows:

            (a) MANDATORY PREPAYMENT. Except as and to the extent expressly prohibited by applicable law, the Corporation shall prepay the principal amount, plus accrued and unpaid interest, of all Notes which shall then be outstanding upon the consummation by the Corporation of an initial public offering of its Common Stock, par value $.01 per share, registered under the Securities Act of 1933, as amended.

            (b) OPTIONAL PREPAYMENT. At any time after the occurrence of an "Event of Dissolution" as such term is defined in the Second Amended and Restated Regulations, dated as of June 1, 1999 of Texas Health Ventures Group L.L.C., a Texas limited liability company, the Corporation may, at its option, prepay this Note, without penalty, in whole or in part, by paying the principal amount to be prepaid plus all accrued but unpaid interest thereon. If such Event of Dissolution occurred pursuant to Section 13.1(d) of said Second Amended and Restated Regulations (or any successor provision), the holder of this Note may, at its option (and regardless of whether the Corporation exercises its option pursuant to the preceding sentence), require the Corporation to prepay this Note, without penalty, in whole or in part, by paying the principal amount to be prepaid plus all accrued but unpaid interest thereon. Any date on which the Corporation elects or is required to prepay any of the Notes as provided in this paragraph (b) and each date on which the Corporation shall be required to prepay the Notes as provided in paragraph (a) above shall be referred to as a "Prepayment Date."

            (c) NOTICE OF PREPAYMENT. Not less than 30 days prior to a Prepayment Date, written notice shall be given by registered or certified mail or by overnight courier to the holders of record of the Notes to be prepaid, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation, specifying the dollar amount to be prepaid, the paragraph or paragraphs of this Note pursuant to which such prepayment shall be made, and the date of such prepayment, which date shall not be a day on which the banks of New York are required or authorized to be closed. Upon notice of prepayment being given as aforesaid, the Corporation covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the prepayment price determined in accordance with paragraph (a) or (b) above. A prepayment of less than all of the outstanding principal amount of this Note shall not relieve the Corporation of its obligation to make scheduled payments of interest payable in respect of the principal remaining outstanding on the Interest Payment Dates.

            (d) ALLOCATION OF ALL PAYMENTS. In the event of any partial payment of less than all of the interest then due on the Notes then outstanding or any prepayment, purchase, redemption or retirement of less than all of the outstanding principal amount of the Notes, the Corporation will allocate the amount of interest so to be paid and the principal amount so to be prepaid, purchased, redeemed or retired to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

            (e) INTEREST AFTER DATE FIXED FOR PREPAYMENT. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for such purpose, the Corporation shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein.

            (f) SURRENDER OF NOTE; NOTATION THEREON. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Corporation to execute and deliver at the expense of the Corporation (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which the interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Corporation for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

      6. COVENANTS. The Corporation covenants and agrees that, so long as this Note shall be outstanding:

            (a) MAINTENANCE OF OFFICE. The Corporation will maintain an office or agency in such place in the United States of America as the Corporation may designate in writing to the registered holder hereof, where this Note may be presented for registration of transfer and exchange as herein provided, where notices and demands to or upon the Corporation in respect of this Note may be served and where, at the option of the holder thereof, this Note may be presented for payment. Until the Corporation otherwise notifies the holder of this Note, said office shall be the principal office of the Corporation at 17103 Preston Road, Suite 190 North, Dallas, Texas 75248.

            (b) CORPORATE EXISTENCE. The Corporation will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate or partnership existence, rights and franchises of each of its subsidiaries; PROVIDED, HOWEVER, that nothing in this paragraph (b) shall prevent (i) a consolidation or merger of, or a sale, transfer or disposition of all or any substantial part of the property and assets of, the Corporation or (ii) the abandonment or termination of any rights or franchises of the Corporation, or the liquidation or dissolution of, or a sale, transfer or disposition (whether through merger, consolidation, sale or otherwise) of all or any substantial part of the property and assets of, any subsidiary or the abandonment or termination of the corporate or partnership existence, rights and franchises of any subsidiary if such abandonment, termination, liquidation, dissolution, sale, transfer or disposition is, in the good faith business judgment of the Corporation, in the best interests of the Corporation and is not disadvantageous in any material respect to the holder of this Note.

            (c) NOTICE OF DEFAULT. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 8 of this Note shall occur, or if any holder of the Notes shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Corporation shall, immediately after it becomes aware that any such event has occurred or that such demand has been made or that any such action has been taken, give notice to all holders of the Notes, specifying the nature of such event or of such demand or action, as the case may be; PROVIDED, HOWEVER, that if such event, in the good faith judgment of the Corporation, will be cured within ten days after the Corporation has knowledge that such event would, with or without notice or lapse of time or both, constitute such an Event of Default, no such notice need be given if such Event of Default shall be cured within such ten day period.

            (d) MERGER OR CONSOLIDATION. If the Corporation shall effect a merger or consolidation in which it is not the surviving entity, then the Corporation shall take such action as may be necessary, as a condition to consummating such transaction, to cause the surviving entity to assume all of the Corporation's obligations under this Note, as if such entity had been the original issuer thereof, and such entity shall acknowledge in writing its obligation to fully and timely honor the Corporation's obligations under this Note.

      7. MODIFICATION; WAIVER. The Corporation may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Corporation thereunder, and the observance by the Corporation of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, PROVIDED, HOWEVER, that no such modification or waiver shall:

            (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of payment of premium payable on any prepayment thereof without the consent of the holder of each Note so affected; or

            (b) give any Note any preference over any other Note; or

            (c) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such modification.

      Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Corporation, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Corporation shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

      8. EVENTS OF DEFAULT. If anyone or more of the following events (herein called "Events of Default"), shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Corporation or any subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority, and such Event of Default shall be continuing:


            (a) default shall be made in the payment of the principal when and as the same shall become due and payable, whether on demand or at a date fixed for prepayment or by acceleration or otherwise; or

            (b) default shall be made in the payment of any installment of interest when and as the same shall become due and payable or at a date fixed for prepayment or by acceleration or otherwise and such default shall continue for a period of 5 days; or

            (c) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Corporation to be observed or performed pursuant to the terms hereof and such default shall continue for 30 days after the occurrence thereof; or

            (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Corporation or any subsidiary in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or any subsidiary or for any substantial part of any of their property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (e) the commencement by the Corporation or any subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or any subsidiary or for any substantial part of their property, or the making by any of them of any assignment for the benefit of creditors, or the failure of the Corporation or any subsidiary generally to pay its debts as such debts become due;

then, the holder or holders of at least 25% in aggregate principal amount of the Notes at the time outstanding may, at its or their option, by notice to the Corporation, declare all the Notes to be, and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law; PROVIDED, HOWEVER, that, upon the occurrence and during the continuance of any of the events specified in paragraph (a) or (b) of this Section 8, the holder of any Note at the time outstanding may, at its option by notice in writing to the Corporation, declare any Note or Notes then held by it to be, and such Note or Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law.

      At any time after any declaration of acceleration has been made as provided in this Section 8, the holders of at least 66 2/3% in principal amount of the Notes then outstanding may, by notice to the Corporation, rescind such declaration and its consequences, PROVIDED, HOWEVER, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

      Without limiting the foregoing, the Corporation hereby waives any right to trial by jury in any legal proceeding related in any way to this Note or the Notes and agrees that any such proceeding may, if the holder so elects, be brought and enforced in the courts in the State of Texas and the Corporation hereby waives any objection to jurisdiction or venue in any such proceeding commenced in such courts. The Corporation further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service by registered mail addressed to it at its office or agency set forth in paragraph (a) of Section 6 for purposes of notices hereunder.

      9. SUITS FOR ENFORCEMENT. Subject to the provisions of Section 12 of this Note, in case any one or more of the Events of Default specified in Section 8 of this Note shall occur and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

      In case of any default under this Note, the Corporation will pay to the holder thereof such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to said default, including without limitation collection

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
costs and reasonable attorneys' fees, to the extent actually incurred.

      10. REMEDIES CUMULATIVE. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      11. REMEDIES NOT WAIVED. No course of dealing between the Corporation and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

      12. SUBORDINATION. (a) Anything contained in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior, to the extent set forth in the following paragraphs (A), (B), (C) and (D), to all Senior Indebtedness of the Corporation. "Senior Indebtedness" shall mean the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law and including any loans made to the Corporation as a debtor in possession in any bankruptcy proceeding by any persons who were the holders of any Senior Indebtedness on the date such bankruptcy proceeding was commenced) on all indebtedness to a bank or banks for borrowed money now existing or hereinafter incurred which by its terms is not subordinated to any other indebtedness of the Corporation.

      (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Corporation or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full before any payment, whether on account of principal, interest or otherwise, is made upon the Notes.

      (B) In any of the proceedings referred to in paragraph (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof, unless and until all Senior Indebtedness shall have been paid in full.

      (C) No payment shall be made, directly or indirectly, on account of the Notes (i) upon maturity of any Senior Indebtedness obligation, by lapse of time, acceleration (unless waived), or otherwise, unless and until all principal thereof and interest thereon and all other obligations in respect thereof shall first be paid in full and have terminated, or (ii) upon the happening of any default in payment of any principal of, premium, if any, or interest on or any other amounts payable in respect of Senior Indebtedness when the same becomes due and payable whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Senior Payment Default"), unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist.

      (D) Upon the happening of an event of default (other than as described in clause (A), (B) or (C) above) with respect to any Senior Indebtedness permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which it is otherwise due and payable (a "Nonmonetary Default"), upon the occurrence of (i) receipt by the holder of this Note of written notice from a holder of said Senior Indebtedness of a Nonmonetary Default (any such notice, a "Blockage Notice"), or (ii) if such Nonmonetary Default results from the acceleration of this Note, the date of such acceleration; then (x) the Corporation will not make, directly or indirectly, to the holder of this Note any payment of any kind of or on account of this Note, (y) the holder of this Note will not accept from the Corporation any payment of any kind of or on account of this Note and (z) the holder of this Note may not take, demand, receive, sue for, accelerate or commence any remedial proceedings with respect to any amount payable under this Note, unless and until in each case described in clauses (x), (y) and (z) all such Senior Indebtedness shall have been paid in full; PROVIDED, HOWEVER, that if such Nonmonetary Default shall have occurred and be continuing for a period (a "Blockage Period") commencing on the earlier of the date of receipt of such Blockage Notice or the date of the acceleration of this Note and ending 179 days thereafter (it being understood that not more than one Blockage Period may be commenced with respect to this Note during any period of 360 consecutive days), and during such Blockage Period (i) such Nonmonetary Default shall not have been cured or waived, (ii) the holder of such Senior Indebtedness shall not have made a demand for payment and commenced an action, suit or other proceeding against the Corporation and (iii) none of the events described in subsection (A) above shall have occurred, then (to the extent not otherwise prohibited by subsections (A) , (B) or (C) above) the Corporation may, not less than 10 days after receipt by the holders of such Senior Indebtedness of written notice to such effect from the holder of this Note, make and the holder of this Note may accept from the Corporation all past due and current payments of any kind of or on account of this Note, and such holder may demand, receive, retain, sue for or otherwise seek enforcement or collection of all amounts payable on account of principal of or interest on this Note.

            (b) Subject to the payment in full of all Senior Indebtedness as aforesaid, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Indebtedness, until the principal of, and interest on, this Note shall be paid in full in cash, and, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of this Note, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Section 12 which otherwise would have been made to the holder of this Note shall be deemed a payment by the Corporation on account of the Senior Indebtedness, it being understood that the provisions of this Section 12 are and are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Subject to the rights, if any, under this Section 12 of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note, nothing herein shall either impair, as between the Corporation and the holder of this Note, the obligation of the Corporation, which is unconditional and absolute, to pay to the holder of this Note the principal hereof and interest hereon in accordance with its terms or prevent (except as otherwise specified herein) the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder.

            (c) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any holder of this Note in contravention of any of the terms hereof or before all the Senior Indebtedness obligations have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash. In the event of the failure of any such holder to endorse or assign any such payment, distribution or security, each holder of any Senior Indebtedness is hereby irrevocably authorized to endorse or assign the name.

      13. COVENANTS BIND SUCCESSORS AND ASSIQNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

      14. GOVERNING LAW. This Note shall be governed and construed in accordance with the laws of the State of Delaware.

      15. HEADINGS. The headings of the Sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

      IN WITNESS WHEREOF, UNITED SURGICAL PARTNERS INTERNATIONAL, INC. has caused this Note to be signed in its corporate name byone of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                    UNITED SURGICAL PARTNERS
                                    INTERNATIONAL, INC.


                                    By: /s/ WILLIAM H. WILCOX
                                            William H. Wilcox
                                            President